Exhibit h5aii

AMENDMENT TO THE AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

This Amendment to the Amended and Restated Expense Limitation Agreement is hereby made as of the 1st day of June, 2015, between The MainStay Funds and MainStay Funds Trust (each a “Trust” and collectively, the “Trusts”), on behalf of each of the series of the Trusts, and New York Life Investment Management LLC (the “Manager”) (“Amendment”).

WHEREAS, each Trust and the Manager are parties to an Amended and Restated Expense Limitation Agreement, dated February 27, 2015 (the “Agreement”); and

WHEREAS, the parties hereby wish to amend Schedule A of the Agreement to reflect the (i) name change of MainStay Short Term Bond Fund to MainStay Tax Advantaged Short Term Bond Fund; and (ii) change the fee with respect to MainStay Tax Advantaged Short Term Bond Fund.

NOW, THEREFORE, the parties agree as follows:

(i)	Effective June 1, 2015, Schedule A is hereby amended to reflect the name change of MainStay Short Term Bond Fund to MainStay Tax Advantaged Short Term Bond Fund, as set forth in the Schedule attached hereto.

(ii)	Effective June 1, 2015, Schedule A is hereby amended to reflect the change the fee with respect to MainStay Tax Advantaged Short Term Bond Fund, as set forth in the Schedule attached hereto.

[The Remainder Of This Page Has Been Left Blank Intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MAINSTAY FUNDS TRUST

By:         /s/ Jack R. Benintende

Name:    Jack R. Benintende

Title:      Treasurer and Principal Financial and Accounting Officer

THE MAINSTAY FUNDS

By:         /s/ Jack R. Benintende

Name:    Jack R. Benintende

Title:      Treasurer and Principal Financial and Accounting Officer

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:          /s/Stephen P. Fisher

Name:     Stephen P. Fisher

Title:       President

SCHEDULE

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
MainStay Tax Advantaged Short Term Bond Fund

Expense Limitation until August 29, 2016:

Class A: 0.80%
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.